Exhibit 99.1

RingCentral, Inc. Announces Pricing of $400 Million 0% Coupon Convertible Senior Notes Offering

BELMONT, Calif., March 1, 2018 — RingCentral, Inc. (NYSE: RNG) today announced the pricing of $400 million aggregate principal amount of 0% coupon convertible senior notes due 2023 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”).

The offering of the notes was upsized from the originally announced aggregate principal amount of $350 million. RingCentral also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $60 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on March 5, 2018, subject to customary closing conditions, and is expected to result in approximately $389.7 million in net proceeds to RingCentral after deducting the initial purchasers’ discount and estimated offering expenses payable by RingCentral (assuming no exercise of the initial purchasers’ option).

In conjunction with the issuance of the convertible notes, RingCentral (a) entered into a capped call transaction with a cap price of $119.035 (representing a premium of 90% over the last reported sale price, and (b) repurchased approximately $15 million of RingCentral Class A common stock as detailed below. In addition, RingCentral may redeem the notes, at its option and subject to certain conditions, on or after, September 20, 2020 as detailed below.

The table below illustrates the potential net dilution expectations from the overall transaction.

RingCentral

Three Methods of Managing Potential Share Dilution from the Convertible Offering:

- Convertible is Callable after 2.5 Years
  - The convertible's provisional call feature allows RingCentral to call the convertible at any time on or after September 20, 2020 when the stock price is above 130% of the conversion price
- Capped Call Overlay
  - RingCentral purchased a capped call to mitigate dilution until stock price is above 90% of the stock price at issue
- Concurrent Share Repurchase
  - RingCentral repurchased $15MM of shares concurrently with the pricing of the offering to manage stock price impact and potential share dilution

Transaction Details [1]

Size	$400MM
Stock Price at Issue	$62.65
Conversion Price	$81.45
Upper Strike	90% / $119.04
Shares Underlying Convertible (MM)	4.91
Concurrent Share Repurchase (MM)	$15MM / 0.24 shares

Net Share Dilution of Convertible with Capped Call and Share Repurchase

Net Shares Issued Upon Conversion

MM
Conversion Price
Upper Strike 90% above Stock Price at Issue
2.00
1.50
1.00
0.50
0.00
(0.50)
(1.00)
(0.24)
(0.24)
(0.24)
(0.24)
(0.24)
(0.24)
(0.20)
0.17
0.50
0.77
$62.65
$70.00
$81.45
$90.00
$100.00
$110.00
$120.00
$130.00
$140.00
$150.00
Stock Price ($)
Provisional Call Trigger 130% above Conversion Price after 2.5 Years
Convertible and Call Spread including Concurrent Repurchase

Note
1. Greenshoe will be up to an additional $60MM if exercised

1

The notes will be senior, unsecured obligations of RingCentral. The notes will not bear interest and the notes will not accrete. The notes will mature on March 15, 2023, unless earlier repurchased, redeemed or converted.

RingCentral expects to use approximately $43.4 million of the proceeds of the offering of the notes to pay the cost of the capped call transactions described below. Proceeds from the offering will also be used to repurchase approximately $15 million of RingCentral Class A common stock (“common stock”) at $62.65 per share, the closing price of the stock on February 28, 2018, from institutional investors through one of the initial purchasers or its affiliate, as RingCentral’s agent, concurrently with the pricing of the offering of the notes. The remaining net proceeds from the offering will be used for general corporate purposes, which may include working capital, capital expenditures, potential acquisitions and strategic transactions.

The initial conversion rate for the notes is 12.2782 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $81.45 per share). Prior to the close of business on the business day immediately preceding December 15, 2022, the notes will be convertible at the option of the note holders only upon the satisfaction of specified conditions and during certain periods. Thereafter until the close of business on the scheduled trading day preceding the relevant maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of RingCentral’s common stock or a combination thereof, at RingCentral’s election. The last reported sale price of RingCentral’s common stock on February 28, 2018 was $62.65 per share.

RingCentral may redeem the notes, at its option, on or after September 20, 2020, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid special interest if the last reported sale price of RingCentral’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending within not more than three trading days preceding the date on which RingCentral provides written notice of redemption.

Holders of notes may require RingCentral to repurchase their notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the notes at a purchase price equal to 100% of the principal amount thereof, plus any accrued and unpaid special interest to, but excluding, the date of repurchase. In connection with certain corporate events or if RingCentral issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.

In connection with the pricing of the notes, RingCentral entered into capped call transactions with the initial purchasers or other financial institutions and their affiliates (the “hedge counterparties”). The capped call transactions are expected generally to reduce or offset the potential dilution to the common stock upon any conversion of notes with such reduction or offset, as the case may be, subject to a cap based on the cap price. The cap price of the capped call transactions will initially be $119.035 per share, which represents a premium of 90% over the last reported sale price of RingCentral’s common stock of $62.65 per share on February 28, 2018, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, RingCentral intends to enter into additional capped call transactions with the hedge counterparties.

RingCentral expects that, in connection with establishing their initial hedge of the capped call transactions, the hedge counterparties expect to purchase shares of RingCentral’s common stock and/or enter into various derivative transactions with respect to the common stock concurrently with, or shortly after, the pricing of the notes. These activities could increase (or reduce the size of any decrease in), the market price of RingCentral’s common stock or the notes at that time. In addition, RingCentral expects that the hedge counterparties may modify their hedge positions by entering into or unwinding derivative transactions with respect to RingCentral’s common stock and/or by purchasing or selling shares of RingCentral’s common stock or other securities of RingCentral in secondary market transactions following the pricing of the notes and prior to maturity of the notes

(and are likely to do so during any observation period relating to a conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of RingCentral’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes. The capped call transactions have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and the shares of common stock issuable upon conversion of the notes, if any, will not be registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether RingCentral will be able to consummate the offering, the satisfaction of customary closing conditions with respect to the offering of the notes, prevailing market conditions, the anticipated use of net proceeds of the offering of the notes which could change as a result of market conditions or for other reasons, whether the capped call transactions will become effective and the impact of general economic, industry or political conditions in the United States or internationally. Forward-looking statements may be identified by the use of the words “may,” “will,” “expect,” “intend” and other similar expressions. These forward-looking statements are based on estimates and assumptions by RingCentral’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. Actual results may differ materially from those anticipated or predicted by RingCentral’s forward-looking statements. All forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2017 and the risks discussed in our other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof, except as required by applicable law.

Investor Relations Contact:

RingCentral

Paul Thomas, 650-458-4462

paul.thomas@ringcentral.com